   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2001

                                         Registration Statement No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                                PLUG POWER INC.
            (Exact name of registrant as specified in its charter)

        DELAWARE                                         22-3672377
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             968 ALBANY-SHAKER ROAD
                                LATHAM, NY 12110
                                 (518) 782-7700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      1999 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the Plan)
                              ____________________

                                 ROGER SAILLANT
                            Chief Executive Officer
                                Plug Power Inc.
                             968 ALBANY-SHAKER ROAD
                                LATHAM, NY 12110
                                 (518) 782-7700
 (Name, Address and Telephone Number Including Area Code, of Agent for Service)
                              ____________________
                                With a copy to:
                          ROBERT P. WHALEN, JR., P.C.
                              Goodwin Procter  LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                              ____________________

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum      Proposed Maximum
Title of Securities to be     Amount to be        Offering Price      Aggregate Offering         Amount of
       Registered             Registered (1)       per Share (2)          Price(2)(3)         Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value                3,637,439               $7.87             $28,626,644.93           $7,156.66
-----------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also relates to such indeterminate number of additional shares of Plug Power Inc. Common Stock as may be required pursuant the 1999 Stock Option and Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.
(2) Determined pursuant to Rule 457(h) under the under the Securities Act of 1933, as amended (the "Securities Act").
(3) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act solely for the purposes of determining the amount of the registration fee.

                     Registration of Additional Securities

This registration statement on Form S-8 is being filed by Plug Power Inc. for the purpose of registering an additional 3,637,439 shares of common stock, par value $0.01, to be issued pursuant the Plug Power Inc. 1999 Stock Option and Incentive Plan, as amended. The contents of Plug Power's registration statement on Form S-8 (No. 333-90277) relating to the 1999 Stock Option and Incentive Plan, filed on November 4, 1999, are incorporated by reference into this registration statement in accordance with General Instruction E to Form S-8.

Item 8.   Exhibits.
          --------

     The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibits
--------

  4.1 Plug Power Inc. 1999 Stock Option and Incentive Plan (incorporated by reference to Exhibit 4.4 to the registrant's registration statement on Form S-8 (No. 333-90277) filed on November 4, 1999).

  4.2     Amendment to 1999 Stock Option and Incentive Plan.

  5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

 23.1     Consent of Goodwin Procter LLP (included in Exhibit 5.1).

 23.2     Consent of PricewaterhouseCoopers LLP.

 24.1 Powers of Attorney (included on signature pages to this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Plug Power Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Latham, New York on this 26th day of October, 2001.

                                        Plug Power Inc.


                                        By: /s/ Roger Saillant
                                            ----------------------
Date: October 26, 2001                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Roger Saillant and Ana-Maria Galeano such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                            TITLE                            DATE
----------------------------   ------------------------------------  --------------------------
/s/ Roger Saillant             President, Chief Executive Officer        October 26, 2001
----------------------------   (Principal Executive Officer) and
Roger Saillant                 Director


/s/ W. Mark Schmitz            Vice President and Chief Financial        October 25, 2001
----------------------------   Officer (Principal Financial
W. Mark Schmitz                Officer)


/s/ David A. Neumann           Corporate Controller (Principal           October 26, 2001
----------------------------   Accounting Officer)
David A. Neumann

/s/ Anthony F. Earley, Jr.     Director                                  October 26, 2001
----------------------------
Anthony F. Earley, Jr.

        SIGNATURE                            TITLE                            DATE
----------------------------   ------------------------------------  --------------------------

/s/ Larry G. Garberding        Director                                  October 22, 2001
----------------------------
Larry G. Garberding

/s/ Douglas T. Hickey          Director                                  October 26, 2001
----------------------------
Douglas T. Hickey

/s/ George C. McNamee          Director                                  October 26, 2001
----------------------------
George C. McNamee

/s/ Dr. Walter L. Robb         Director                                  October 23, 2001
----------------------------
Dr. Walter L. Robb

/s/ John G. Rice               Director                                  October 23, 2001
----------------------------
John G. Rice

/s/ John M. Shalikashvili      Director                                  October 20, 2001
----------------------------
John M. Shalikashvili

/s/ Anastasia M. Song          Director                                  October 26, 2001
----------------------------
Anastasia M. Song

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------    ---------------------------------------------------------------
    4.1        Amendment to 1999 Stock Option and Incentive Plan (incorporated by reference to Exhibit 4.4 to the registrant's registration statement on Form S-8 (No. 333-90277) filed on November 4, 1999).

    4.2        Amendment to 1999 Stock Option and Incentive Plan.

    5.1 Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

   23.1        Consent of Goodwin Procter LLP (included in Exhibit 5.1).

   23.2        Consent of PricewaterhouseCoopers LLP.

   24.1 Powers of Attorney (included on signature pages to this Registration Statement).